ROSS MILLER

Secretary of State

204 North Carson Street, Suite 1

Carson city, Nevada 89701-4520

(775) 684-5708

Website: www.nvsos.gov

Articles of Incorporation (PURSUANT TO NRS CHAPTER 78)	Filed in the office of Ross Miller Secretary of State State of Nevada	Document Number 20070017123-93 Filing Date and Time 01/08/2007 8:10 AM Entity Number E0018302007-7

(This document was filed electronically)	ABOVE SPACE IS FOR OFFICE USE ONLY

1.	Name of	Coyote Hills Golf, Inc.
Corporation:

2.	Resident Agent	Savoy Financial Group, Inc.
	Name and Street	Name
	Address:	6767 W. Tropicana Ave., Suite 207, Las Vegas, Nevada 89103
Address

3.	Shares:				Number of
		Number of			shares
		shares with		Par value	without
		par value:	200,000,000	per share:	$0.001	par value

4.	Names and	Traci Tucker
	Addresses of the	Name
	Board of	2419 N. 68th Place		Scottsdale	AZ	85257
	Directors/Trustees:	Street Address		City	State	Zip Code

5.	Purpose:	The purpose of this Corporation shall be:
Golf Apparel Sales

6.	Names, Address	Traci Tucker		/S/ Traci Tucker
	and Signature of	Name		Incorporator Signature
	Incorporator:	2419 N. 68th Place		Scottsdale	AZ	85257
	(attached additional page	Street Address		City	State	Zip Code
there is more than one
incorporator)

7.	Certificate of	I hereby accept appointment as Registered Agent for the above named Entity.
Acceptance of
	Appointment of	/S/ Savoy Financial Group, Inc.				1/8/2007
	Registered Agent:	Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity				Date

ARTICLES OF
INCORPORATION OF
COYOTE HILLS GOLF, INC.

KNOW ALL MEN BY THESE PRESENTS:

That the undersigned, has this day voluntarily executed these Articles of Incorporation for the purpose of forming a corporation under the laws of the state of Nevada, and to that end, I do hereby certify:

ARTICLE 1
NAME

The complete name of this corporation shall be COYOTE HILLS GOLF, INC.

ARTICLE II
REGISTERED AGENT AND PRINCIPAL OFFICE

The registered agent and principal office the corporation, in the state of Nevada, shall be as follows:

The registered agent in charge thereof is Savoy Financial Group, Inc, located at 6767 W. Tropicana Ave., Suite 207, in the City of Las Vegas, Nevada, 89103, County of Clark.

ARTICLE III
DURATION

The duration of this corporation shall be perpetual.

ARTICLE IV
PURPOSES

The purpose for which this corporation is organized are as follows: To engage in any lawful act or activity for which a corporation may be organized under the general corporation laws of Nevada. Including but not limited to the following:

a)

Shall have such rights, privileges and powers as may be conferred upon corporations by any existing law.

b)

May at any time exercise such rights, privileges and powers, when not inconsistent with the purposes and objects for which this corporation is organized.

c)

Shall have power to have succession by its corporate name for the period limited in its certificate or articles of incorporation, and when no period is limited, perpetually, or until dissolved and its affairs wound up according to law.

d)

Shall have power to sue and be sued in any court of law or equity.

e)

Shall have power to make contracts.

f)

Shall have power to hold, purchase and convey real and personal estate and to mortgage or lease any such: real and personal estate with its franchises. The power to hold real and personal estate shall include the power to take the same by devise or bequest in the State of Nevada, or in any other state, territory or country.

g)

Shall have power to appoint such officers and agents, as the affairs of the corporation shall require, and to allow them suitable compensation.

h)

Shall have power to make By-Laws not inconsistent with the constitution or laws of the United States, or of the State of Nevada, for the management, regulation and government of its affairs and property, the transfer of its stock, the transaction of its business, and the calling and holding of meetings of its stockholders.

i)

Shall have power to wind up and dissolve itself, or be wound up or dissolved.

j)

Shall have power to adopt and use a common seal or stamp, and alter the same at pleasure.  The use of a seal or stamp by the corporation on any corporate documents is not necessary.  The corporation may use a seal or stamp, if it desires, but such use or non-use shall not in any way affect the legality of the document.

k)

Shall have power to borrow money and contract debts when necessary for the transaction of its business, or for the exercise of its corporate rights, privileges or franchises, or for any other lawful purpose of its incorporation; to issue bonds, promissory notes, bills of exchange, debentures, and other obligations and evidences of indebtedness, payable at a specified time or times, or payable upon the happening of a specified event or events, whether secured by mortgage, pledge or otherwise, or unsecured, for money borrowed, or in payment for property purchased, or acquired, or for any other lawful object.

l)

Shall have power to guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of, or any bonds, securities or evidences of the indebtedness created by, any other corporation or corporations of the State of Nevada, or any other state or government, and, while owners of such stock, bonds, securities or evidences of indebtedness, to exercise all the rights, powers and privileges of ownership, including the right to vote, if any.

m)

Shall have power to purchase, hold, sell and transfer shares of its own capital stock, and use therefor its capital, capital surplus, surplus, or other property or fund.

n)

Shall have power to hold meetings and keep the books, documents and papers outside of the State of Nevada at such places as may be from time to time designated by the Bylaws or by resolution of the directors except as other wise required by the laws of Nevada.  To conduct business, have one or more offices, and hold, purchase, mortgage and convey real and personal property in the State of Nevada, and in any of the several states, territories, possessions and dependencies of the United States, the District of Columbia, and any foreign countries.

o)

Shall have power to do all and everything necessary and proper for the accomplishments of the objects enumerated in its certificate or articles of incorporation, or any amendment thereof, or necessary or incidental to the protection and benefit of the corporation and, in general, to carry on any lawful business necessary or incidental to the attainment of the objects of the corporation, whether or not such business is similar in nature to the objects set forth in the certificate or articles of incorporation of the corporation, or any amendment thereof.

p)

Shall have power to make donations for the public welfare or for charitable, scientific or educational purposes.

q)

Shall have power to enter into partnerships, general or limited, or joint ventures, in connection with any lawful activities, as may be allowed by law.

ARTICLE V
SHARES

This corporation is authorized to issue two classes of capital stock to be designated;

a)

"Common Stock."  The total number of shares of common stock which this Corporation is authorized to issue is One Hundred Million (100,000,000) shares of Common Stock having a par value of $0.001 each share.  The holders of the Common Stock shall have one (1) vote per share on each matter submitted to a vote of shareholders.  Each share shall be entitled to the same dividend and liquidation rights.  The capital stock of this corporation, after the amount of the subscription price has been paid in, shall never be assessable, or assessed to pay debts of this corporation.

b)

"Preferred Stock."  The total number of shares of preferred stock which this Corporation is authorized to issue is One Hundred Million (100,000,000) shares of Preferred Stock having a par value of $0.001 each share.  The Preferrred Stock, or any series thereof, shall have such designations, preferences and relative, participating optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the board of directors amd may be dependent upon facts ascertainable outside such resolution or resolutions of the board of directors, provided that the manner in which such facts shall operate upon such designations, preferences, rights and qualifications; limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the board of directors.

ARTICLE VI
PREEMPTIVE RIGHTS

No preemptive rights, as that term is defined under NRS 78.265, shall exist with respect to shares of stock or securities convertible into shares of stock of this corporation.

ARTICLE VII
CUMULATIVE VOTING

The shareholders of this corporation shall not be entitled to cumulative voting at the election of any directors.

ARTICLE VIII
DIRECTORS

The members of the governing board of this Corporation shall be styled directors and the number thereof at the inception, of this Corporation, shall be one (1).  The director(s) need not be shareholders of this Corporation, nor residents of the State of Nevada.  The number of directors may from time to time be increased or decreased in such manner as shall be provided for by the bylaws of the Corporation.  The name and post office address of the person who is to serve as the initial director until the first annual meeting of the shareholders of the corporation, or until her successors are duly elected and qualified is as follows:

Name	Address
Traci Tucker	2419 N. 68th Place Scottsdale, AZ 85257

ARTICLE IX
CONTRACTS IN WHICH DIRECTORS HAVE AN INTEREST

Any contract or other transaction between this corporation and one or more of its directors, or between this corporation and any corporation, firm, association, or other entity, of which one or more of this corporation's directors are shareholders, members, directors, officers or employees or in which they are interested, shall be valid for all purposes, notwithstanding the presence of such director or directors at the meeting of the Board of Directors which acts upon or in reference to such contract or transaction and notwithstanding the participation of such director or directors in such actions, by voting or otherwise, even though the presence or vote, or both, of such director or directors might have been necessary to obligate this corporation upon such contract or transaction; provided, that the fact of such interest shall be disclosed to or known by the directors acting on such, contract or transaction.

ARTICLE X
INDEMNIFICATION

1.

A director of this corporation shall not be personally liable to the corporation or its shareholders for monetary damages for conduct as a director, except for liability of the director (i) for acts or omissions that involve intentional misconduct by the director or a knowing violation of law by the director, (ii) for conduct violating the Nevada Revised Statutes, or (iii) for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. If the Nevada Revised Statutes are amended in the future to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of this corporation shall be eliminated or limited to the full extent permitted by the Nevada Revised Statutes, as so amended, without any requirement of further action by the shareholders.

2.

The corporation shall indemnify any individual made a party to a proceeding because that individual is or was a director of the corporation and shall advance or reimburse the reasonable expenses incurred by the individual in advance of final disposition of the proceeding, without regard to the limitations in Nevada Revised Statute 78.7502, or any other limitation which may hereafter be enacted, to the extent such limitation may be disregarded if authorized by the Articles of Incorporation, to the full extent and under all circumstances permitted by applicable law.

3.

Any repeal or modification of this Article by the shareholders of this corporation shall not adversely affect any right or any individual who is or was a director of the corporation which existed at the time of such repeal or modification.

ARTICLE XI
RIGHT TO AMEND ARTICLES OF INCORPORATION

This corporation reserves the right to amend or repeal any of the provisions contained in its Articles of Incorporation in any manner now or hereafter permitted by law, and the rights of the shareholders of this corporation are granted subject to this reservation.

ARTICLE XII
BYLAWS

The Board of Directors shall have the power to adopt, amend, or repeal the bylaws of this corporation, subject to the power of the shareholders to amend or repeal such bylaws.  The shareholders shall also have the power to adopt, amend or repeal the bylaws of this corporation.

ARTICLE XIII
INCORPORATOR

The name and address of the incorporator signing these articles of incorporation was as follows:

Name	Address
Traci Tucker	2419 N. 68th Place Scottsdale, AZ 85257

IN WITNESS WHEREOF, I the undersigned being the sole incorporator hereinbefore named for the purpose of forming a Corporation pursuant to the General Corporation law of the State of Nevada, do make and file these Articles of Incorporation, hereby certifying that the facts herein stated are true, and I have accordingly hereunto set my hand this 8th day of January, 2007.

/s/ Traci Tucker

Traci Tucker

CERTIFICATE OF ACCEPTANCE OF APPOINTMENT

BY RESIDENT AGENT

I, Savoy Financial Group, Inc. hereby accept appointment as Resident Agent of COYOTE HILLS GOLF, INC.  the previously named Corporation. Paul W. Andre, President, Savoy Financial Group, Inc. hereby signs on behalf of Savoy Financial Group, Inc.

/s/ Paul W. Andre                President                                     January 8, 2007

Signature                                 Title                                               Date

On behalf of SAVOY FINANCIAL GROUP, INC.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209

For Nevada Profit Corporations

1. Name of corporation:

COYOTE HILLS GOLF, INC.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

COMMON: 100,000,000, $0.001 PAR PREFERRED: 100,000,000, $0.001 PAR

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

COMMON: 300,000,000, $0.001 PAR PREFERRED: 50,000,000, $0.001 PAR

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

COMMON: 4 NEW SHARES FOR EVERY 1 EXISTING SHARE

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

FRACTIONAL SHARES ROUNDED UP TO THE NEAREST WHOLE SHARE

7. Effective date and time of filing: (optional)	Date:	11/25/2011
(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X /s/ Mitch S. Powers	President
Signature of Officer	Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

ROSS MILLER

Secretary of State

204 North Carson Street, Suite 1

Carson city, Nevada 89701-4520

(775) 684-5708

Website: www.nvsos.gov

Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390)

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78390 - After Issuance of Stock)

1. Name of corporation

COYOTE HILLS GOLF, INC.

2. The articles have been amended as follows: (provide article numbers, if available)

Article I: The complete name of this corporation shall be SPINDLE, INC.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:  9%

4. Effective date of filing: (optional) 11/25/2011

5. Signature (required)

/s/ Mitch S. Powers

ARTICLE V, SHARES

a) "Common Stock." The total number of shares of common stock which this Corporation is authorized to issue is Three Hundred Million (300,000,000) shares of Common Stock having a par value of $0.001 each share. The holders of the Common Stock shall have one (l) vote per share On each matter submitted to a vote of shareholders. Each share shall be entitled to the same dividend and liquidation rights. The capital stock of this corporation, after the amount of the subscription price has been paid in, shall never be assessable, or assessed to pay debts of this corporation.

b) "Preferred Stock." The total number of shares of preferred stock which this Corporation is authorized to issue is Fifty Million (50,000,000) shares of Preferred Stock having a par valUe of $0.001 each share.The Preferred Stock, or any series thereof, shall have such designations, preferences and relative, participating optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of stock adopted by the board of directors amd may be dependent upon facts ascertainable outside such resolution or resolutions of the board of directors, provided that the manner in which such facts shall operate upon such designations, preferences, rights and qualifications; limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the board of directors.